                                                                     EXHIBIT 5.1



                       [MAYER, BROWN & PLATT LETTERHEAD]




                                January 22, 2002




Aames Financial Corporation
350 South Grand Avenue, 52nd Floor
Los Angeles, California 90071



         Re:      Aames Financial Corporation
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are delivering this opinion in connection with the registration by Aames Financial Corporation, a Delaware corporation (the "Company"), of (i) subscription rights to purchase an aggregate of up to 19,820,229 shares of its of Series D Convertible Preferred Stock (the "Rights"), (ii) up to 19,820,229 shares of its of Series D Convertible Preferred Stock, par value $0.001 per share (the "Series D Stock") and (iii) up to 19,820,229 shares of its Common Stock, par value $0.001 per share (the "Common Stock," and together with the Rights and the Series D Stock, the "Securities").

         The public offering of the Securities by the Company is being made pursuant to the Company's Registration Statement on Form S-3 (Registration No. 333-46150) relating to the registration of the Securities, filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Rule 415 of the Securities Act of 1933, as amended. Such registration statement at the time it is declared effective by the Commission, is hereinafter referred to as the "Registration Statement."

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, opinions and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Aames Financial Corporation
January 22, 2002
Page 2


         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, public officials or others.

         We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

         Based upon and the subject to the foregoing, we are of the opinion that the Securities have been duly authorized, and upon issuance of the Securities in the manner contemplated by the Prospectus, the Securities will be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof.


                                                     Very truly yours,




                                                     Mayer, Brown & Platt